EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Current Report on Form 8-K (Amendment No. 1) of Unrivaled Brands, Inc. (No. 000-54258) of our report dated October 15, 2021, relating to the financial statements of People’s First Choice LLC for the years ended December 31, 2020 and 2019.

PORTER & HUNT, LLP

San Clemente, California

January 28, 2022

1201 Puerta Del Sol, Suite 327, San Clemente, CA 92673 Tel: (949) 916-7320 Fax: (949) 916-7322